KELLWOOD COMPANY

                   2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


1. PURPOSE. The purpose of the Kellwood Company 2005 Stock Plan for Non-Employee Directors (the "PLAN") is to encourage directors who are not officers or full-time employees of Kellwood Company, a Delaware corporation ("KELLWOOD" or the "COMPANY"), or any of its subsidiaries ("NON-EMPLOYEE DIRECTORS") to become stockholders in the Company thereby giving them a stake in the growth and profitability of the Company, to enable them to represent the viewpoint of the stockholders of the Company more effectively and to encourage them to continue serving as directors.

2. ADMINISTRATION. The Plan will be administered by the same committee (the "Committee") of the Kellwood Board of Directors (the "Board") which administers the Company's Long-Term Incentive Plan of 2005 or its successor plan. The Board shall determine the amount of Non-Employee Director compensation to be subject to this Plan, designate participants and determine the type(s) of grants to be made to a participant. The Committee shall administer the Plan and in connection therewith shall have full and final authority to construe and interpret the Plan and any grants thereunder, to establish, amend and supplement rules for Plan administration, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of Kellwood and its stockholders and in accordance with the purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of the majority of its members present at a meeting of which a quorum is present shall be an act of the Committee. Any determination of the Committee under the Plan may be made without notice or meeting, if all of the Committee members consent thereto in writing or by electronic transmission. No member of the Board or the Committee or any authorized officer shall be liable for any action or determination made in good faith with respect to the Plan or any grant.

3. SHARES AVAILABLE UNDER THE PLAN. There is hereby reserved for issuance under the Plan 215,650 shares of Kellwood Common Stock, par value $.01 per share ("COMMON STOCK"), consisting of 115,650 shares remaining available for issuance under the Company's 1995 Stock Option Plan for Non-Employee Directors, as amended (the "1995 PLAN") plus an additional 100,000 shares. No further shares shall be issued under the 1995 Plan following stockholder approval of this Plan. If there is a lapse, expiration, termination or cancellation of any option or award granted under this Plan or if shares of Common Stock are issued under this Plan and thereafter reacquired by the Company, the shares subject to those options or awards and the reacquired shares shall be added to the shares available for issuance under this Plan. Any shares of Common Stock exchanged by an optionee as full or partial payment to Kellwood of the exercise price under any Stock Option exercised under the Plan shall be added to the shares available under the Plan. Common Stock issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Kellwood. The shares reserved for issuance shall be subject to adjustment in accordance with Section 10 hereof.

4. TYPES OF AWARDS. Awards under the Plan shall be made only in satisfaction of part or all of the retainers, meeting fees or other compensation otherwise earned by Non-Employee Directors, and may consist of Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards and Deferred Stock Units, all as described below. Any grant under the Plan may be subject to other provisions (whether or not applicable to grants to any other participant) as the Committee, in its sole discretion, determines

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     appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant's continued service as a director, or provisions permitting the deferral of the receipt of a grant for such period and upon such terms as the Committee shall determine.

5. STOCK OPTIONS. Stock Options may be granted to participants at any time as determined by the Committee. The exercise price for each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that the options shall vest over a minimum period of one year and that no option shall be exercisable later than the tenth anniversary of its grant. Upon exercise of any option, the exercise price shall be payable to Kellwood in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares (held for at least six months or purchased on the open market, if the Company is accounting for Stock Options using APB Opinion 25) having a fair market value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Kellwood the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price to Kellwood, and (d) such other methods of payment as the Committee, in its sole discretion, deems appropriate. In no event shall the Committee permit repricing of an option or cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the exercise price of an outstanding option.

     Stock Options shall be exercisable during the participant's lifetime only by the participant or, in the event of disability, by the participant's personal representative. In the event of the death of a participant, exercise of any Stock Option shall be made only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transfer of Stock Options by participants, on a general or specific basis, to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted Stock consists of Common Stock which may be awarded or sold to participants by the Committee. Restricted Stock Units provide participants the right to receive shares at a future date after vesting. Restricted Stock and Restricted Stock Units shall be subject to such restrictions and other terms and conditions as the Committee, in its sole discretion, determines, including any of the following:

          a. a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

          b. a requirement that the holder forfeit such shares or units in the event of termination of service as a director during the period of restriction.

7. STOCK AWARDS. In addition to the grants described in Sections 4 through 6 above, the Committee may grant Common Stock, including Deferred Stock Units, under this Plan, subject to such other terms and conditions as it deems appropriate.

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8.   ELECTION AS TO THE FORM OF PAYMENT. Each participant shall have the right to elect to have all or a portion of compensation that is payable in Common Stock to be paid in Deferred Stock Units. Each participant shall also have the right to elect to have all or a portion of compensation that is payable in cash to be paid in Common Stock or Deferred Stock Units or a combination thereof. Any such election (a) shall be in writing, (b) with respect to Common Stock compensation, shall specify the number of shares to be paid in Deferred Stock Units, (c) with respect to cash compensation, shall specify a percentage or dollar amount to be paid in Common Stock or Deferred Stock Units, or both, (d) shall be made prior to the commencement of the applicable period of service and (e) shall become effective on the date of receipt by the Company. Any such election shall continue in effect until a written election to revoke or change the election is received by the Company.

9. DEFERRED STOCK UNITS. Each Deferred Stock Unit shall represent an obligation of the Company to issue a share of Common Stock to a participant upon the participant's cessation of service as a director for whatever reason, including disability or death.

     If the Company pays a cash dividend with respect to the Common Stock at any time while Deferred Stock Units are credited to a participant's account, there shall be credited to the participant's account additional Deferred Stock Units equal to (A) the cash dividend the participant would have received had he or she been the actual owner of shares of Common Stock equal to the number of Deferred Stock Units then credited to the participant's account, divided by (B) the Fair Market Value of one share of Common Stock on the dividend payment date. The Company's obligation with respect to Deferred Stock Units shall not be funded or secured in any manner, nor shall a participant's right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.

     A participant shall not be entitled to any voting or other stockholder rights as a result of the credit of Deferred Stock Units to the participant's account until certificates representing shares of Common Stock are delivered to the participant (or his or her designated beneficiary or estate) hereunder.

     If a participant elects to receive Deferred Stock Units, there shall be issued to such Director promptly upon the participant's cessation of service as a Director, a number of shares of Common Stock equal to the whole number of Deferred Stock Units then credited to the participant's account. Any fractional Deferred Stock Units will be paid to the participant in cash based upon the Fair Market Value of a corresponding fractional share of Common Stock.

10. ADJUSTMENT PROVISIONS. In the event of any change affecting the shares of Common Stock by reason of stock dividend, extraordinary dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, disaffiliation of a subsidiary or similar event, the Committee , in its sole discretion, may make such adjustments (if any) as it deems appropriate and equitable to outstanding awards to reflect such event, including (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and exercise price or other price of shares subject to the outstanding awards granted under the Plan; and (2) the substitution of other property (including other securities) for the Common Stock covered by outstanding awards.

     In the event of any merger, consolidation or reorganization of Kellwood with or into another corporation or entity which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be

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     substituted, on an equitable basis as determined by the Committee, in its sole discretion, for each share of Common Stock then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock of Kellwood will be entitled pursuant to the transaction.

11. DURATION, AMENDMENT AND TERMINATION. No award shall be granted more than ten years after the date of adoption of this Plan by the Board; provided, however, that the terms and conditions applicable to any award granted on or before such date may thereafter be amended or modified by mutual agreement between Kellwood and the participant. The Board may at any time and from time to time, amend, suspend or terminate the Plan; provided, however, that no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant's consent. No material amendment of the Plan shall be made without stockholder approval.

12. FAIR MARKET VALUE. The fair market value of Kellwood's Common Stock at any time shall be determined by the Committee using either the closing price or the average of the high and low prices of the Company's Common Stock as reflected on the New York Stock Exchange for the trading date on or immediately preceding the date of determination.

13. GOVERNING LAW. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

14. STOCKHOLDER APPROVAL. This Plan was adopted by the Board on March 10, 2005, subject to stockholder approval.